SUBJECT TO REVISION                                                   Exhibit 99
TERM SHEET DATED JANUARY 18, 2001

        $750,000,000 Floating Rate Asset Backed Term Notes, Series 2001-A
                 Superior Wholesale Inventory Financing Trust VI
                                     Issuer
                     Wholesale Auto Receivables Corporation
                                     Seller
                      General Motors Acceptance Corporation
                                    Servicer


Attached is a preliminary term sheet describing the structure, collateral pool and certain aspects of Superior Wholesale Inventory Financing Trust VI. The information and assumptions contained in the term sheet are preliminary and will be superseded by a prospectus supplement to the prospectus, dated June 16, 2000, relating to Superior Wholesale Inventory Financing Trust VI, and by any other information subsequently filed by the Seller with the Securities and Exchange Commission or incorporated by reference in the relevant registration statement. In addition, this term sheet supersedes any prior or similar term sheet.

None of the bookrunner, co-managers, General Motors Acceptance Corporation, the Issuer, the Seller or any of their respective affiliates makes any representation as to the accuracy or completeness of the information set forth in this term sheet. The information contained in this term sheet only addresses certain aspects of the applicable security's characteristics and does not provide a complete assessment. As such, the information may not reflect the impact of all structural characteristics of the security. Due to changed circumstances, we may modify the assumptions underlying the information set forth in this term sheet, including structure and collateral, from time to time.

We have filed a registration statement (including a prospectus) relating to the trust with the SEC and it is effective. We have also filed a base prospectus dated June 16, 2000 under Rule 424(b). In connection with this offering, after the securities have been priced and all of the terms and information relating to this transaction are finalized, we will file with the SEC a prospectus supplement relating to the securities offered by the trust. This communication is not an offer to sell or the solicitation of an offer to buy nor will there be any sale of the securities of the trust in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the securities laws of any such state. Sales of the securities of the trust may not be consummated unless the purchaser has received both the final prospectus and prospectus supplement. The securities to be offered by the trust under the final prospectus and prospectus supplement have not been approved or disapproved by the SEC or any state securities commission. Any representation to the contrary is a criminal offense. Any investment decision should be based on the information in the final prospectus and prospectus supplement, which will be current as of their publication dates and after publication may no longer be complete or current. You may obtain a final prospectus and prospectus supplement by contacting JP Morgan at (212) 834-5132.

                                    JP Morgan

Banc One Capital Markets, Inc.
                         Lehman Brothers
                                     Morgan Stanley Dean Witter
                                                           Salomon Smith Barney

        $750,000,000 Floating Rate Asset Backed Term Notes, Series 2001-A

                 Superior Wholesale Inventory Financing Trust VI

                               Subject to Revision

                                   TERM SHEET

                             Dated January 18, 2001

You can find the definitions of all capitalized terms used below that are not defined in this term sheet in the prospectus of Wholesale Auto Receivables Corporation dated June 16, 2000 and filed under Rule 424(b), relating to the Superior Wholesale Inventory Financing Trusts. A copy of the prospectus is available from the SEC. The prospectus will be superceded by a final prospectus supplement and prospectus to be dated January __, 2001. Any investment decision should be based solely on the information in the final prospectus and prospectus supplement.

Issuer/Trust.........................   Superior Wholesale Inventory Financing
                                        Trust VI, a Delaware business trust
                                        formed by the Seller.

Seller...............................   Wholesale Auto Receivables Corporation,
                                        a wholly-owned subsidiary of GMAC.

Servicer.............................   GMAC, a wholly-owned subsidiary of
                                        General Motors Corporation.

Indenture Trustee....................   The Bank of New York.

Owner Trustee........................   Chase Manhattan Bank USA, National
                                        Association

Series 2001-A Closing Date...........   January 31, 2001 (expected).

Capitalization of the Trust..........   On the 2001-A Term Note closing date,
                                        the Trust will issue the following
                                        securities:

                    o $750,000,000 Floating Rate Asset Backed Term Notes, Series 2001-A, which we refer to as the "2001-A Term Notes." The 2001-A Term Notes will bear interest, payable monthly, at a rate equal to one-month LIBOR plus __% per annum.


                    The Trust is also the issuer of the following outstanding securities:

                    o $1,250,000,000 Floating Rate Asset Backed Term Notes, Series 2000-A, which we refer to as the "2000-A Term Notes."

                    o    $125,000,000  Floating Rate Asset Backed  Certificates,
                         Class  2000-A,   which  we  refer  to  as  the  "2000-A
                         Certificates."

                    o $900,000,000 maximum aggregate principal balance Floating Rate Asset Backed Revolving Note, Series 2000-RN1, which we refer to as the "2000-RN1 Revolving Note."

                    o $350,000,000 maximum aggregate principal balance Floating Rate Asset Backed Revolving Note, Series 2000-RN2, which we refer to as the "2000-RN2 Revolving Note."

                    o $750,000,000 maximum aggregate principal balance Floating Rate Asset Backed Revolving Note, Series 2000-RN3, which we refer to as the "2000-RN3 Revolving Note" and collectively with the 2000-RN1 Revolving Note and the 2000-RN2 Revolving Note, as the "Revolving Notes."


                    Only the 2001-A Term Notes are offered hereby.


                    The 2001-A Term Notes will be registered in the name of the nominee for The Depository Trust Company. You may hold your 2001-A Term Notes through the book-entry systems of DTC in the United States or Clearstream or Euroclear in Europe.


                    The Trust may issue from time to time additional series of term notes and revolving notes and additional certificates.


                    We use the term "Notes" to mean the 2000-A Term Notes, the 2001-A Term Notes, the Revolving Notes and any additional series of Term Notes or Revolving Notes. We use the term "Securities" to mean the Notes, the 2000-A Certificates and any additional certificates.

Subordination....   The 2000-A  Certificates are subordinated to all series of
                    Notes. The 2000-A Certificates will receive no principal until the Notes are fully paid or an allocation of principal sufficient to fully pay the Notes has been made. All Series of Notes will generally have equal priority in payments, although the timing of payments may vary.

Basis Swaps......   On the Series  2001-A  closing  date,  the Trust will enter into a basis swap with respect to the 2001-A Term Notes.
                    The swap counterparty, GMAC, will pay to the Trust on each monthly distribution date, interest at a per annum rate of one-month LIBOR plus ____%. The Trust will pay to the swap counterparty interest at a per annum rate equal to the Prime Rate. Only the net amount due by the Trust or by the swap counterparty, as the case may be, will be remitted.
                    The Trust has entered into similar basis swaps with GMAC with respect to the 2000-A Term Notes, the Revolving Notes and the 2000-A Certificates.

Payments on the 2001-A Term Notes

 A. Interest                The Trust will pay interest on the 2001-A Term Notes monthly on the 15th day of each month,  or on the next business day, which we refer  to as  the  "monthly  distribution  date."
                            The  first  monthly distribution date for the 2001-A Term
                            Notes is February 15, 2001.


                            The prospectus and prospectus  supplement  will describe how the available  funds are  allocated to interest  payments on the 2001-A  Term Notes and the other  Securities.  Available
                            funds   include   available   interest   payments   on   the
                            receivables,  receipts  from the  basis  swaps  and,  to the extent  necessary and  available,  advances by the Servicer,
                            reserve   fund   withdrawals   and,  if   applicable,   cash
                            accumulation reserve fund withdrawals.


                            The Trust will pay  interest  on the 2001-A Term Notes based on the actual  number of days  elapsed  and a 360-day  year.
                            Interest  will accrue from and  including  the Series 2001-A
                            closing   date,  or  from  and  including  the  most  recent
                            distribution  date on which  interest has been paid,  to but excluding the current monthly distribution date.

  B. Principal Payments...  We expect that the Trust will pay the entire principal balance of the 2001-A Term Notes on their targeted final payment date, which is the monthly distribution date in January 2004.

                            Starting  approximately  five months  before  this  targeted final payment date,  the Servicer will  calculate the number of  months  in  which  the  Trust  will  allocate  principal collections to the repayment of the 2001-A Term Notes on the targeted  final payment date. We refer to this period as the
                            "payment  period."  The Trust  will set aside the  allocated principal  collections  during  the  payment  period  in  an account for the 2001-A Term Notes.

                            During the payment  period for the 2001-A  Notes,  the Trust
                            will  also  be  setting  aside  or  distributing   principal
                            collections   for  the   repayment   of  other   outstanding
                            Securities  (although no funds in respect of the Certificate balance  will be paid or set  aside  until  all  outstanding
                            Notes have been paid or provided for).

                            The Trust could make  principal  payments on the 2001-A Term
                            Notes  sooner  than the  targeted  final  payment  date if a
                            "rapid  amortization  event" occurs.  The rapid amortization events for the 2001-A Term Notes are:

                    o General Motors, GMAC, the Servicer or the Seller becomes insolvent;

                    o the Trust or the Seller is required to register under the Investment Company Act of 1940; and

                    o the balance in the Series 2001-A cash accumulation reserve fund declines below $_____________.


                    On each monthly distribution date after the occurrence of a rapid amortization event, the Trust will apply allocated principal collections and other available funds to repay principal on the 2001-A Term Notes.

                    It is also possible that the Trust will not repay the entire principal  balance of the 2001-A Term Notes on or before the targeted  final payment date. If principal  collections  are slower than anticipated during the payment period,  then the payment of  principal  on the  targeted  final  payment date could be insufficient to repay all of the 2001-A Term Notes'
                    principal  balance.   In  that  case,   allocable  principal
                    collections will be applied to the repayment of principal on the 2001-A  Term Notes on  subsequent  monthly  distribution dates.

                    All unpaid principal on the 2001-A Term Notes will be due on
                    the  stated  final  payment  date,   which  is  the  monthly
                    distribution date in January 2006. Failure to pay the 2001-A
                    Term Notes in full on the  stated  final  payment  date will result in an event of default.


                    The Servicer may repurchase all of the remaining receivables when:

                            o    the daily Trust balance is equal to or less than 10% of
                                 the highest sum, at any time since the initial  closing
                                 date,  of the daily Trust balance plus cash held by the
                                 Trust plus deposits in the cash  accumulation  accounts
                                 and the note distribution accounts; and

                            o    either no Term Notes are  outstanding  or the wind down
                                 period is in effect.

Credit Enhancement  The 2001-A Term Notes and the other  Securities  will be and Liquidity...... repaid primarily from principal and interest collections on the receivables.  In addition,  there are several additional sources from which funds will be available to pay  principal and interest on the 2001-A Term Notes and the other
                    Securities as well as other payments which the Trust must
                    make, including:

                            o    The basis swaps;

                            o    Advances   by  the   Servicer  to  the  Trust  in  some
                                 circumstances;

                            o    Subordination   of  payments  on  the  Certificates  to
                                 payments on the Notes;

                            o    Monies in the reserve fund; and

                            o    In some circumstances,  monies in the cash accumulation
                                 reserve funds.

Assets of the       The primary  assets of the Trust are a revolving pool of
Trust...............receivables arising under floor plan financing agreements between GMAC and a group of retail  automotive  dealers
                    franchised  by General  Motors.  These  agreements  are
                    lines of credit which dealers use to purchase new and used motor  vehicles manufactured  or  distributed  by General
                    Motors and other motor vehicle manufacturers and
                    distributors.  We refer to the dealers' obligations under
                    these agreements as "receivables."

                    The receivables are sold by GMAC to the Seller, and then by the Seller to the Trust. The Trust has granted a security interest in the receivables and other Trust property to the Indenture Trustee on behalf of the Noteholders. The Trust property also includes:

                            o    Basis swaps with respect to all Securities;

                            o    Security  interests  in  the  collateral  securing  the
                                 dealers' obligation to pay the receivables,  which will
                                 include  vehicles  and  may  include  parts  inventory,
                                 equipment,  fixtures, service accounts, real estate and
                                 guarantees;

                            o    Amounts  held on deposit in trust  accounts  maintained
                                 for the Trust;

                            o    Any  recourse  GMAC has against  the dealers  under the
                                 floor plan financing agreements;

                            o    Certain   rights  of  the  Seller  under  its  purchase
                                 agreement with GMAC; and

                            o    All  rights of the Trust  under its sale and  servicing
                                 agreement with the Seller.

Revolving Pool......As new receivables  arise, they are ordinarily  transferred to the Trust on a daily basis. At the same time, prior to the date on which funds will first be set aside for payments on the 2001-A Term Notes, the Trust ordinarily uses principal collections on the receivables to purchase new receivables from the Seller or to pay down the principal balance on any Revolving Note or other series of Term Notes issued by the Trust. The Trust can also retain principal collections and invest them in eligible investments, if sufficient new receivables are not available.

Revolving Period....The revolving  period for the Trust began on the initial cut-off date of June 7, 2000, and will end on the earlier of
                    (a) the commencement  of an early  amortization  period  and
                    (b) the scheduled revolving period termination date. The scheduled revolving period termination date will initially be June 30, 2001 and will be automatically extended to the last day of each succeeding month unless the Seller elects, at its option, to terminate the automatic extension. The scheduled revolving period termination date may not be extended beyond February 28, 2005. If terminated upon the commencement of a cash accumulation period, the revolving period may recommence in certain limited circumstances.

Cash Accumulation...If a "cash  accumulation  event" occurs, the Trust will retain all of the principal collections allocable to the 2001-A Term Notes and will invest them in eligible investments in a cash accumulation account dedicated to the 2001-A Term Notes. The Trust will continue to invest these funds in eligible investments until the targeted final payment date for the 2001-A Term Notes, or sooner following the occurrence of a rapid amortization event. Cash accumulation events generally occur upon defaults under the underlying transaction agreements and upon failure to satisfy various performance tests or measurements on the pool of receivables (e.g., the payment rate on the receivables, the composition of the receivables pool, the characteristics of the receivables and the amount on deposit in the reserve fund).


                    If the Seller elects to terminate the automatic extension of the Revolving Period as described above, a Wind Down Period will commence which constitutes a cash accumulation event for the 2001-A Term Notes.


                    Each of the early amortization events identified below is a cash accumulation event, other than those which are rapid amortization events.

Early Amortization  An "early amortization event" with respect to the Trust
Events..............generally referes to any of the following events:

                    (a) failure on the part of the Seller, GMAC or the Servicer to perform in any material respect any of its covenants set forth in the transfer and servicing agreements, which failure continues for 60 days after written notice;


                    (b) any representation made by GMAC or the Seller in the transfer and servicing agreements proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for 60 days after written notice and, as a result, the interests of the securityholders are materially and adversely affected;


                    (c) failure to pay or set aside for payment all amounts required to be paid as principal on the Notes or distributed with respect to the Certificate balance on the applicable stated final payment date;


                    (d) on any monthly distribution date, the average of the monthly payment rates for the three preceding months is less than 25%;

                    (e) the amount on deposit in the  reserve  fund is less than
                    the   amount   required   on   three   consecutive   monthly
                    distribution dates;


                    (f) a notice of an event of default under the indenture declaring the unpaid principal amount of any Notes immediately due and payable has been given, except that if no other early amortization event has occurred and is continuing and so long as the scheduled revolving period termination date has not occurred, if the Seller so elects, the early amortization period resulting from such occurrence will terminate and the revolving period will recommence if a notice rescinding the declaration is given under the indenture;

                    (g) the occurrence of certain events of bankruptcy, insolvency or receivership relating to General Motors, the Servicer (or GMAC, if it is not the Servicer) or the Seller;


                    (h) on any monthly distribution date, as of the last day of the previous month, the aggregate principal balance of receivables owned by the Trust which were advanced against used vehicles exceeds 20% of the daily trust balance (for purposes of this clause (h), General Motors vehicles which are sold to daily rental car operations, repurchased pursuant to General Motors repurchase agreements and subsequently sold at auction to a General Motors-franchised dealer will not be considered used vehicles);

                    (i) on any monthly distribution date, the reserve fund required amount for that monthly distribution date exceeds the amount on deposit in the related reserve fund by more than $20,000,000;

                    (j) on any monthly distribution date, the average daily trust receivables balance is less than 75% of the sum of the average outstanding principal balance of the Term Notes and the average certificate balance (in each case, such average being determined over the six months preceding that distribution date (or, if shorter, the period from the initial closing date through and including the last day of the preceding month));

                    (k) on any monthly distribution date, as of the last day of each of the two preceding months, the aggregate principal balance of all related available receivables is less than 70% of the aggregate principal balance of all receivables (including receivables owned by GMAC) in the accounts in the pool of accounts; and

                    (l) the termination of a basis swap relating to any Note or Certificate.

Reserve Funds.......The Seller has previously  created a reserve fund, which has a balance of $247,500,000. If available, amounts will be added or released on each distribution date to maintain the balance at a specified reserve amount.


                    To the extent that funds from principal and interest collections on the receivables and net receipts on the basis swaps are not sufficient to pay the monthly servicing fee, net amounts under the basis swaps and to make required distributions on the Notes and Certificates, the Trust will withdraw cash from the reserve fund for that purpose.


                    On any monthly distribution date, after the Trust pays the monthly servicing fee and makes all deposits or payments due on the Notes, the amount in the reserve fund may exceed the specified reserve amount. If so, the Trust will pay the excess to the Seller.


                    On the Series 2001-A closing date, the Seller will deposit $____________ in cash or eligible investments into the Series 2001-A cash accumulation reserve fund. This account will supplement the funds available to pay interest on the 2001-A Term Notes if a cash accumulation event occurs.
                    Amounts will be added or released on each monthly distribution date to maintain the balance at a specified reserve amount.

Servicing Fee.......The Trust will pay the Servicer a monthly servicing fee of
                    1% per annum as compensation for servicing the receivables.

Tax Status..........In the opinion of Kirkland & Ellis, special tax counsel,

                    o    the  2001-A  Term  Notes  will  be   characterized   as
                         indebtedness for federal income tax purposes, and

                    o the Trust is not taxable as an association or a publicly traded partnership taxable as a corporation.


                    Each Term Noteholder, by the acceptance of a 2001-A Term Note, will agree to treat the 2001-A Term Notes as indebtedness for federal, state and local income and franchise tax purposes.

ERISA
Considerations......Subject to the considerations discussed under "ERISA
                    Considerations" in the prospectus and prospectus supplement, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 may purchase the 2001-A Term Notes. An employee benefit plan should consult with its counsel before purchasing the 2001-A Term Notes.

Ratings.............We will not issue the 2001-A Term Notes unless they are rated in the highest rating category for long-term obligations (i.e., "AAA") by at least one nationally recognized rating agency.

                    We cannot assure you that a rating agency will maintain its rating if circumstances change. If a rating agency changes its rating, no one has an obligation to provide additional credit enhancement or restore the original rating.

                    A rating is not a recommendation to buy the 2001-A Term Notes. The rating considers only the likelihood that the Trust will pay interest on time and will ultimately pay principal. The rating does not consider either the 2001-A Term Notes' price, their suitability to a particular investor or the timing of principal payments.


                               THE U.S. PORTFOLIO

General

     As of September 30, 2000, there were approximately 7,490 active credit lines with dealers in the U.S. Portfolio and the total U.S. Portfolio (which includes both owned receivables and serviced receivables) consisted of receivables with an aggregate principal balance of approximately $23.3 billion. GMAC is the primary source of floor plan financing for General Motors-franchised dealers in the United States. In the third quarter of 2000, GMAC provided financing for approximately 70.0% of new factory sales to General Motors dealers in the United States.

     As of September 30, 2000, receivables with respect to New Vehicles represented approximately 84% of the aggregate principal amount of all receivables in the U.S. Portfolio. Receivables with respect to Used Vehicles represented approximately 8% of the aggregate principal amount of all receivables in the U.S. Portfolio. Other receivables (generally receivables with respect to heavy-duty trucks, off-highway vehicles and marine units) represented approximately 8% of the aggregate principal amount of all receivables in the U.S. Portfolio. As of September 30, 2000, approximately 60% of the Used Vehicles in the U.S. Portfolio represented Auction Vehicles. As of September 30, 2000, the average Account in the U.S. Portfolio provided for credit lines for New Vehicles and Used Vehicles of approximately 246 units and 52 units, respectively, and the average principal balance of receivables thereunder was approximately $2.9 million and $0.3 million, respectively.

     In 1998, GMAC streamlined the billing process on its dealer incentive programs. Rather than charge a spread over the Prime Rate and separately distribute dealer incentives, dealers participating in the "Net Billing" program are charged a spread that is reduced by any dealer incentives. As more dealers participate in the Net Billing program, the spread over the Prime Rate on the receivables is lower versus prior years. For the nine months ended September 30, 2000, the weighted average spread over the Prime Rate charged to dealers in the U.S. Portfolio was approximately 0.10%. Certain dealers continue to be offered rebates under incentive programs. For the nine months ended September 30, 2000, the average annual rate of dealer credits on the U.S. Portfolio ranged between 19 and 30 basis points. The amount of any such credit is applied to a participating dealer's interest charges on floorplan and other loans (if any). There can be no assurance that the spread over the Prime Rate in the future will be similar to historical experience.

     As of September 30, 2000, the aggregate principal amount financed with respect to dealers assigned to "no credit" status was approximately $0.1 million or 0.0003% of the aggregate principal amount financed in the U.S. Portfolio.

Loss Experience

     The following table sets forth GMAC's average principal balance of receivables and loss experience for the U.S. Portfolio as a whole in each of the periods shown. The U.S. Portfolio includes Fleet Accounts and certain other accounts that are not Eligible Accounts as well as Accounts that meet the eligibility criteria for inclusion in the Trust but were not selected. Thus, the Accounts related to the Trust represent only a portion of the entire U.S. Portfolio and, accordingly, actual loss experience with respect to such Accounts may be different than that of the U.S. Portfolio as a whole. There can be no assurance that the loss experience for Receivables in the future will be similar to the historical experience set forth below. The following historical experience reflects financial assistance and incentives provided, from time to time, by General Motors and GMAC to General Motors-franchised dealers. If General Motors or GMAC reduced or was unable or elected not to provide such assistance or incentives, the loss experience of the U.S. Portfolio, including the Accounts, may be adversely affected.



                     Loss Experience for the U.S. Portfolio

                                                              Nine Months
                                                                 Ended                        Year Ended December 31
                                                          September 30, 2000        1999          1998          1997         1996
                                                          ------------------    ------------  ------------   ----------   ----------
                                                                                                (Dollars in Millions)

Average Principal Receivables Balance(1)...............        $23,542.8       $20,317.6      $16,859.6    $18,276.0     $16,991.5
Net Losses (Recoveries)(2).............................        $     1.1       $    (5.8)     $    11.8    $   (10.5)    $    (8.1)
Net Losses (Recoveries) as a % of Liquidations(3)......            0.001%         (0.006)%        0.014%      (0.012)%      (0.009)%
Net Losses (Recoveries) as a % of Average Principal
  Receivables Balance.                                             0.006%(4)      (0.029)%        0.070%      (0.058)%      (0.048)%

(1) "Average Principal Receivables Balance" is the average of the month-end principal balances of receivables for each of the months during such period.
(2) "Net Losses" in any period are gross losses less recoveries for such period. Recoveries include recoveries from collateral security in addition to vehicles.
(3)  Liquidations include all principal reductions.
(4)  Annualized. Aging Experience

     The following table provides the age distribution of the receivables for all dealers in the U.S. Portfolio as a percentage of total principal balances of receivables outstanding at the date indicated. The aging is based on the receivable's interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason (e.g., if the dealer decides to designate a new vehicle for use as a demonstration unit), the interest commencement date will generally be the date of such reclassification. The actual age distribution with respect to the Receivables related to any Trust may be different because such Receivables will arise in Accounts representing only a portion of the entire U.S. Portfolio. There can be no assurance that the aging experience for receivables in the future will be similar to the historical experience set forth below.

                     Age Distribution for the U.S. Portfolio

                                              Nine Months        Year Ended December 31
                                                 Ended
Number of Days                            September 30, 2000    1999    1998   1997   1996
--------------                            ------------------    -----   -----  -----  -----

1-120...................................         78.9%          84.2%   90.2%  85.1%  82.2%
121-180.................................          9.7            9.0     4.9    8.0    9.0
181-270.................................          6.3            4.0     2.9    3.5    5.0
Over 270................................          5.1            2.8     2.0    3.4    3.8


Monthly Payment Rates

     The following table sets forth the highest and lowest monthly payment rates for the U.S. Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used are calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the aggregate ending principal balance of receivables for the period. There can be no assurance that the rate of principal collections for the Accounts in the Pool of Accounts in the future will be similar to the historical experience set forth below. The actual monthly payment rates with respect to such Accounts may be different because, among other reasons, such Accounts will represent only a portion of the entire U.S. Portfolio.


                  Monthly Payment Rates for the U.S. Portfolio

                                              Nine Months         Year Ended December 31
                                                 Ended          ----------------------------
                                          September 30, 2000    1999    1998    1997   1996
                                          ------------------    -----   -----   -----  -----
Highest Month.............................    48.1%             53.5%    62.9%  54.2%  56.1%
Lowest Month..............................    37.4              34.2     33.5   33.3   35.0
Average for the Months in the Period......    43.0              44.5     47.3   43.3   45.1


                              THE POOL OF ACCOUNTS

     As of the close of business on December 31, 2000, there were 1,570 Accounts in the Pool of Accounts. As of December 31, 2000, the average principal balance of Receivables in such Accounts was approximately $3.8 million (approximately 83% of which were Eligible Receivables) and the weighted average spread over the Prime Rate charged to Dealers was approximately 0.00% for the month of December 2000. This spread over Prime Rate does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the spread over the Prime Rate earned by the Trust. As of December 31, 2000, the aggregate principal balance of Receivables under such Accounts was $6,034,448,407.64 and, of such amount, $5,023,761,046.46 would qualify as Eligible Receivables (except for the limit imposed by the Maximum Pool Balance).

Geographic Distribution

     The following table provides, as of December 31, 2000, the geographic distribution of the Accounts in the Pool of Accounts (based on the address of the Dealer). As of December 31, 2000, no other state accounted for more than 5.0% of the principal amount of Receivables outstanding in such Accounts.

          Geographic Distribution of Pool Accounts Related to the Trust


                                             Percentage of       Number of   Percentage of Total
                     Receivables           Total Receivables       Dealer     Number of Dealer
State                Outstanding               Outstanding        Accounts       Accounts
------          -----------------------    -----------------     ----------  -------------------
                 (thousands of dollars)
Texas                    $525,817                 8.7%             89               5.7%
California                474,045                 7.9              91               5.8
Florida                   472,719                 7.8              92               5.9
Michigan                  316,137                 5.2              70               4.5
Illinois                  313,570                 5.2              73               4.6
Pennsylvania              313,112                 5.2              89               5.7
New York                  311,059                 5.2              92               5.9